EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 relating to Registration No. 333-164039 of our report dated December 21, 2009, with respect to the consolidated financial statements of Arrowhead Research Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/S/ ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

May 28, 2010